UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2005

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into Material Definitive Agreement.

                In addition to the promotion of Thomas R. Beck, M.D. to be President and Chief Operating Officer described under Item 5.02 below, Dyax promoted Clive R. Wood, Ph.D. to Executive Vice President, Discovery Research and Chief Scientific Officer and Ivana Magovcevic-Liebisch, Ph.D., J.D. to General Counsel and Executive Vice President, Corporate Communications.

                In connection with these promotions, the Compensation Committee increased the base salaries and target bonuses for these three executive officers and made awards of additional stock options.  The new base salaries and the target bonuses for 2006 for these three executive officers, as well as the additional stock option awards, are listed in Exhibit 10.1 and are incorporated herein by this reference.  Additional information on executive compensation will be included in Dyax’s proxy statement for its annual meeting of shareholders.

Item 5.02.              Appointment of Principal Officer.

                Dyax Corp. promoted Thomas R. Beck, M.D. to be its President and Chief Operating Officer, effective as of December 8, 2005.  Dr. Beck had previously held the position of Executive Vice President, Business and Product Development.

Item 9.01.              Financial Statements and Exhibits.

                (d)           Exhibits.

                                                10.1         Compensation Summary.

SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: December 14, 2005	By:	/s/ Henry E. Blair
Henry E. Blair
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Compensation Summary.